Exhibit 32.1

CERTIFICATION

PRINCIPAL FINANCIAL OFFICER, AND PRINCIPAL FINANCIAL AND CHIEF ACCOUNTING OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Sharif Rahman, Chief Executive Officer and Chief Financial Officer of 3POWER ENERGY GROUP, INC. (the Company”) hereby certify, that, to my knowledge:

1.	The Form 10-K for the year ending March 31, 2017 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of 3POWER ENERGY GROUP, INC.

Date: July 14, 2017

/s/ Sharif Rahman
Sharif Rahman
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial and Chief Accounting Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.